EXHIBIT 10.20

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into by and between PROTEINSIMPLE, a Delaware corporation (f/k/a Cell Biosciences, Inc., a Delaware corporation) (“ProteinSimple”), PROTEINSIMPLE LTD., an Ontario corporation (successor by amalgamation to BRIGHTWELL TECHNOLOGIES INC. and PROTEINSIMPLE LTD.) (“ProteinSimple Canada” and together with ProteinSimple, collectively, the “Borrower”) and COMERICA BANK (“Bank”) as of this 31st day of May, 2012.

RECITALS

This Amendment is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a First Amended and Restated Loan and Security Agreement dated January 26, 2012 (the “Agreement”).

Bank and Borrower previously entered into a Libor/Prime Referenced Rate Addendum to First Amended And Restated Loan And Security Agreement dated January 26, 2012 (the “Addendum”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to in the Agreement are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Agreement is hereby modified as follows:

(a) The following Section 6.2(i) is hereby added to the Agreement immediately following Section 6.2(h):

“(i) Within thirty (30) days of each month end, an Inventory trend report in form and content satisfactory to the Bank, for each of the months ending April 30, 2012 through September 30, 2012.

(b) Section 6.6 of the Agreement is hereby amended and restated in its entirety as follows:

“6.6 Primary Depository. Borrowers shall maintain all of their respective domestic depository and operating accounts with Bank and their primary investment accounts with Bank or Bank’s Affiliates. Borrowers shall maintain unrestricted Cash on deposit with the Bank (a) in an amount not less than $2,000,000 from May 29, 2012 through September 29, 2012, and (b) in an amount not less than $3,000,000 commencing September 30, 2012 and at all times thereafter.”

(c) Section 6.7(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Adjusted Quick Ratio. A ratio of (i) Borrowers’ unrestricted Cash on deposit with the Bank plus trade accounts receivable outstanding less than 90 days past the invoice date, to (ii) Current Liabilities plus (to the extent not already included therein) all Indebtedness to Bank, less Deferred Maintenance Contract Revenue, less any liability arising from any preferred stock warrant, less deferred rent liability, of (A) as of April 30, 2012, May 31, 2012, July 31, 2012 and August 31, 2012, at least 0.50 to 1.00, (B) as of June 30, 2012, at least 0.65 to 1.00, (C) as of September 30, 2012 and as of the end of each fiscal quarter there after, at least 0.70 to 1.00, and (D) as of October 31, 2012 and as of the end of each month thereafter that is not the end of a fiscal quarter, at least 0.55 to 1.00.”

(d) The following Section 6.7(c) is hereby added to the Agreement immediately following Section 6.7(b)

“(c) Leverage Ratio. (i) A ratio of (1) the sum of 100% of the Borrower’s Cash maintained at the Bank, plus 100% of the Eligible Accounts, plus 38% of Borrower’s gross Inventory, to (2) all outstanding Obligations of not less than 1.00 to 1.00 as of the months ending June 30, 2012 and September 30, 2012; and (ii) a ratio of (1) the sum of 100% of the Borrower’s Cash maintained at the Bank, plus 100% of the Eligible Accounts, plus 38% of Borrower’s gross Inventory, plus $1,000,000 to (2) all outstanding Obligations of not less than 1.00 to 1.00 as of the months ending May 31, 2012, July 31, 2012, and August 31, 2012.”

(e) The definition of “Eligible Foreign Accounts” in Exhibit A to the Agreement is hereby amended and restated in its entirety as follows:

“ ‘Eligible Foreign Accounts’ means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada (“Foreign Accounts”) and that are (i) supported by foreign credit insurance acceptable to the Bank or one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) approved by Bank on a case-by-case basis. Bank hereby agrees that up to $1,250,000 of Foreign Accounts of ProteinSimple Canada shall be deemed Eligible Foreign Accounts, provided that such Foreign Accounts are originated from (a) publicly traded account debtors that have demonstrated financial results and have a financial position acceptable to the Bank, or (b) privately held account debtors that are acceptable to the Bank and will be approved by the Bank on a case-by-case basis. All Eligible Foreign Accounts must be calculated in U.S. Dollars.”

3. Amendment to the Addendum. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Addendum is hereby modified as follows:

(a) The definition of “Applicable Margin” in Section 1 (c) of the Addendum is amended and restated in its entirety as follows:

“(c) ‘Applicable Margin’ means (a) as to each Advance under the Domestic Revolving Facility, one and one quarter percent (1.25%), (b) as to each Advance under the Export Revolving Facility, one percent (1.00%), and (c) as to each Advance under the

Term Loan, one and three tenths percent (1.30%), provided, however, at the time the Bank receives the Borrower’s September 30, 2012 financial statements, so long as such financial statements are acceptable to the Bank, such financial statements reflect evidence that all of the financial covenants in Section 6.7 of the Agreement have been complied with, and no Event of Default has occurred or is continuing, the Applicable Margin as to Advances under the Domestic Revolving Facility, Export Revolving Facility, and Term Loan shall automatically reduce to (x) three quarters of one percent (0.75%), (y) one half of one percent (0.5%) and (z) four fifths of one percent (.80%), respectively.”

4. Legal Effect. The effectiveness of this Amendment is conditioned upon (i) receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including, but not limited to those set forth on any closing checklist, (ii) receipt of a $10,000 amendment fee which shall be due and payable on the date of this Amendment and shall be deemed fully earned when paid, and (iii) receipt by Bank of the Expenses set forth in Section 5 of this Amendment. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect.

5. Recertification of Authority. Borrower hereby represents and warrants that the Certificate of Incorporation, Bylaws and Resolutions most recently delivered to Bank (a) remain in full force and effect, (b) have not been revised, rescinded or repealed in any material respect and (c) may continue to be relied upon by Bank until written notice to the contrary is received by Bank.

6. Expense. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment, including all legal fees and expenses.

7. Integration. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

[End of Amendment – Signature Page Follows]

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

PROTEINSIMPLE

By:	/s/ Jason Novi

Title:	CFO

PROTEINSIMPLE LTD.

By:	/s/ Jason Novi

Title:	CFO

COMERICA BANK

By:	/s/ Kim Crosslin
Kim Crosslin
Title:	Vice President

REAFFIRMATION OF GUARANTY

The undersigned made this Reaffirmation of Guaranty in favor of COMERICA BANK, a Texas banking association (“Bank”), and acknowledge as follows:

1. The undersigned is obligated to Bank under its Unconditional Guaranty dated January 26, 2012, (the “Guaranty”) with respect to indebtedness of ProteinSimple, a Delaware corporation (“Borrower”), to Bank.

2. Borrower has or will execute a First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), which amends that certain First Amended and Restated Loan and Security Agreement dated as of January 26, 2012 (as amended, the “Agreement”).

3. The undersigned consents to the Amendment and ratifies and confirms its obligations under its Guaranty and agrees that its Guaranty shall remain in full force and effect with respect to the indebtedness evidenced by the Agreement, as amended by the Amendment.

Execution of this Reaffirmation of Guaranty does not amend or modify any of the terms and conditions of any Guaranty, and Bank may continue to rely on each Guaranty without qualification.

[Signature Pages to Follow]

[Signature Page to Reaffirmation of Guaranty]

This Reaffirmation of Guaranty is dated May     , 2012.

WITNESS:	GUARANTORS:

Alpha Innotech Corp.

/s/ Kim Crosslin		By:	/s/ Jason Novi
Signature of:

V.P.	Its:	CFO